Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com

News Release

AllianceBernstein Announces December 31, 2006 Assets Under Management
Fourth Quarter 2006 Earnings Conference Call to be Held at 5:00 P.M. (ET) on January 24, 2007

New York, NY, January 10, 2007 - AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. today reported that, during the month of December, preliminary assets under management increased by approximately $16 billion, or 2.3%, to $717 billion at December 31, 2006, due to favorable equity investment returns and positive net flows in all distribution channels.

	ALLIANCEBERNSTEIN L.P. (THE OPERATING PARTNERSHIP) ASSETS UNDER MANAGEMENT ($ billions)
	At December 31, 2006 (preliminary)				At Nov 30, 2006

	Institutional Investments	Retail	Private Client	Total	Total

Equity
Growth	$103	$48	$23	$174	$171
Value	214	75	47	336	320
Total Equity	317	123	70	510	491

Fixed Income	113	39	25	177	179

Index/Structured	25	5	-	30	31
Total	$455	$167	$95	$717	$701

	At November 30, 2006

Total	$445	$163	$93	$701

CONFERENCE CALL INFORMATION RELATING TO FOURTH QUARTER 2006 RESULTS
JANUARY 24, 2007 AT 5:00 P.M. (Eastern Time)

AllianceBernstein’s management will review fourth quarter 2006 financial and operating results on Wednesday, January 24, 2007, during a conference call beginning at 5:00 p.m. (Eastern Time), following the release of its financial results after the close of the New York Stock Exchange. The conference call will be hosted by Lewis A. Sanders, Chairman and Chief Executive Officer, and Gerald M. Lieberman, President and Chief Operating Officer.

Parties may access the conference call by either telephone or webcast.

1.	To listen by telephone, please dial 888-694-4676 in the U.S. or 973-582-2737 outside the U.S., ten minutes before the 5:00 p.m. (Eastern Time) scheduled start time. The conference ID# is 8315265.
2.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are expected to be available on AllianceBernstein’s website at the above web address after the release of its results on January 24, 2007.

An audio replay of the conference call will be made available for one week beginning at 7:00 p.m. (Eastern Time) on January 24, 2007. In the U.S., please call (877) 519-4471 or, outside the U.S., call (973) 341-3080, and provide the conference ID# 8315265. The replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein

AllianceBernstein L.P. ("AllianceBernstein") is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. AllianceBernstein is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. Through its subsidiary, Sanford C. Bernstein & Co., LLC, AllianceBernstein provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At December 31, 2006, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.1% of the issued and outstanding AllianceBernstein Units. AXA Financial was the beneficial owner of approximately 59.8% of the AllianceBernstein Units at December 31, 2006 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 60.3% economic interest in AllianceBernstein. AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

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Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates. We caution readers to carefully consider our forward-looking statements in light of these factors. Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1 of Form 10-K for the year ended December 31, 2005. Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong. Of course, factors other than those listed in “Risk Factors” could also adversely affect our revenues, financial condition, results of operations, and business prospects.

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